UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At a meeting of the Compensation Committee of the Board of Directors of Rigel Pharmaceuticals, Inc. (the “Company”) held on February 27, 2014, the Compensation Committee approved stock option grants to certain of the Company’s officers (collectively, the “Officers”):

Name	Title	Stock Options

James Grower	Chief Executive Officer	500,000

Donald Payan	Executive Vice President, President of Discovery and Research	300,000

Raul Rodriguez	President and Chief Operating Officer	300,000

Elliott Grossbard	Executive Vice President, Chief Medical Officer	300,000

Ryan Maynard	Executive Vice President, Chief Financial Officer	250,000

Dolly Vance	Executive Vice President, Corporate Affairs, General Counsel and Secretary	250,000

The stock options shall vest as follows: 50% of the shares of common stock subject to the award shall vest in equal monthly installments over four years from the vesting commencement date of January 1, 2014; and 50% of the shares of common stock subject to the award shall vest based on the achievement of one or more performance conditions. The committee did not approve any changes to the salaries of the Officers from 2013 levels and no payouts were made under the 2013 Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2014	RIGEL PHARMACEUTICALS, INC.

By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary